Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Amendment No. 2, dated February 1, 2014, to the Schedule 13D with respect to the common stock of Intermountain Community Bancorp of Idaho, is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 1, 2014

CASTLE CREEK CAPITAL PARTNERS IV, LP

	By:	/s/ John M. Eggemeyer III
	Name:	John M. Eggemeyer III
	Title:	Managing Principal

CASTLE CREEK CAPITAL IV, LLC

	By:	/s/ John M. Eggemeyer III
	Name:	John M. Eggemeyer III
	Title:	Managing Principal

JOHN M. EGGEMEYER III

	By:	/s/ John M. Eggemeyer III
	Name:	John M. Eggemeyer III

SIGNATURE PAGE TO JOINT FILING AGREEMENT (INTERMOUNTAIN COMMUNITY BANCORP)